                                                                    EXHIBIT 10.1

                   THIRD AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

          This is a Third Amended and Restated Loan Agreement dated as of June 30, 1996 ("Agreement"), between:

         PNC BANK, KENTUCKY, INC.
         500 West Jefferson Street
         Citizens Plaza
         Louisville, Kentucky 40296                               (the "LENDER")

                    and

         PAPA JOHN'S INTERNATIONAL, INC.
         a Delaware Corporation
         P. O. Box 99900
         Louisville, Kentucky 40269-9990                        (the "BORROWER")

                                   RECITALS
                                   --------

          The Borrower and the Lender executed a Loan Agreement dated June 30, 1993, as amended by: 1) a Reimbursement Agreement dated March 14, 1994; 2) a Loan Modification Agreement dated June 9, 1994; 3) an Amended and Restated Loan Agreement dated June 30, 1994; and a Second Amended and Restated Loan Agreement dated June 30, 1995. This Third Amended and Restated Loan Agreement represents a continuation of credit previously extended by the Lender to the Borrower, and a renewal, increase and modification of a revolving credit in the amount of $10,000,000.00 (the "Revolving Credit"). The Revolving Credit will be used to provide funds for working capital for the Borrower' s business operation, as a preauthorization for the issuance of letters of credit on behalf of the Borrower up to an aggregate amount of $3,000,000.00, and for other purposes as permitted by this Agreement.

          NOW, THEREFORE, Borrower, and the Lender agree as follows:

                                   SECTION I
                                   ---------

                                  Definitions
                                  -----------

          As used in this Agreement, the following terms and phrases shall have the meanings set out after them:

          "Borrower Documents" shall mean, collectively, this Agreement and all agreements, documents or instruments referred to in this Agreement which are to be now or hereafter executed by Borrower, and any other document to be executed by Borrower which relates to this Agreement.

          "CPA Firm" shall mean Borrower's firm of certified public accountants which regularly performs accounting services for Borrower and which firm is reasonably satisfactory to the Lender. Ernst & Young is specifically approved by the Lender as the CPA Firm.

          "Current Liabilities" shall mean the amount of Borrower's total current liabilities determined in accordance with GAAP.

          "Debt Service" shall mean current maturities of all long term debt, plus cash interest expense on all Indebtedness.

          "EBIDT" shall mean earnings before interest and taxes, plus non-cash expenses such as depreciation and amortization, all computed in accordance with GAAP.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "Event of Default" shall mean any one of the occurrences which are Events of Default under Section VIII of this Agreement.

          "Fiscal Year" shall mean the Borrower's standard annual reporting period for tax reporting and GAAP accounting purposes, which currently consists of a 52-53 week period ending on the last Sunday of each calendar year.

          "Funded Debt" shall mean all long term debt, plus short term debt to banks and other financial institutions.

          "GAAP" shall mean generally accepted accounting principles consistently applied, as in effect in the United States from time to time.

          "Indebtedness" shall mean all obligations, contingent or otherwise, which should be classified on the obligor's balance sheet as liabilities in accordance with GAAP, and including (a) liabilities (whether or not they should be so classified upon such balance sheet) secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured shall have been assumed or the owner or acquirer of the property otherwise has corporate liability therefor, (b) all obligations with respect to any undertaking to pay or be responsible for the obligations of any other party, or to purchase an obligation owed by any other party, or to purchase assets to enable any other party to discharge one or more of its obligations, whether or not reflected on the balance sheet or in a footnote, and (c) obligations with respect to deferred taxes, and to leases which in accordance with GAAP should be capitalized on the balance sheet.

          "Loans" shall mean, collectively, the aggregate of all Revolving Credit Loans, and the interest on all extensions of credit made by the Lender pursuant to this Agreement.

          "Note" shall mean the Revolving Credit Note.

          "Offered Rate" shall mean the rate per annum determined in the Lender's sole discretion, as offered from time to time by the Lender to the Borrower as the rate at which the Lender would advance funds to the Borrower in the principal amount requested for the interest period requested.

          "Person" shall mean any individual, firm, tenant, partnership, corporation or business organization.

          "Prime Rate" shall mean the interest rate per annum most recently designated and announced publicly from time to time by Lender as its Prime Rate in effect at its principal office and does not necessarily represent the lowest rate of interest offered by Lender to any customer. Each change in the Prime Rate shall become effective without notice to the Borrower on the day of any change in the Prime Rate.

          "Revolving Credit" shall have the meaning given it in the Recitals and in Section II of this Agreement.

          "Revolving Credit Loan" shall mean any single extension of credit by the Lender to Borrower pursuant to Section 2.4 of this Agreement, and the total of all existing Revolving Credit Loans outstanding at any one time within the limitations of Section 2.5 of this Agreement.

          "Revolving Credit Note" shall mean the revolving credit note of Borrower, the form of which is attached to this Agreement as Annex A, evidencing Borrower's obligation to repay the Revolving Credit Loans, and any instrument in renewal, replacement, reissuance, extension, or novation of that note.

          "Solvent" shall mean, when used with respect to any Person or entity, that:

              (a) the present fair saleable value of such person's or entity's assets is in excess of the total amount of such person's or entity's liabilities;

              (b) such person or entity is able to pay its debts as they become due; and

              (c) such person or entity does not have unreasonably small capital to carry on (i) such person's or entity's business as theretofore operated, and (ii) all businesses in which such person or entity is about to engage.

          "Termination Date" shall have the meaning given it in Section 2.2 of this Agreement.

          "Unmatured Default" shall mean the happening of any occurrence which, together with the giving of any required notice or the passage of any required period of time, would constitute an Event of Default.

                                  SECTION II
                                  ----------

                             The Revolving Credit
                             --------------------

          The Lender hereby confirms the renewal of a revolving credit (the "Revolving Credit") in favor of Borrower as follows:

          2.1 Amount. The amount of the Revolving Credit is Ten Million Dollars ($10,000,000.00). Subject to the restrictions contained herein, the Borrower may borrow, repay, and reborrow under the Revolving Credit Loan.

          2.2 Term of Revolving Credit. The Revolving Credit becomes effective as of the date of this Agreement, and, unless sooner terminated as provided in this Loan Agreement, shall continue in effect until June 29, 1997 (the "Termination Date"), at which time the Revolving Credit shall terminate.

          2.3 Termination of Revolving Credit. The Lender shall have the right, at its sole option and discretion, to terminate the Revolving Credit upon the occurrence of (i) any Event of Default, or (ii) any Unmatured Default and upon giving Borrower a notice of termination. The termination of the Revolving Credit shall not in any way release Borrower from its obligations under this Agreement, nor shall it terminate this Agreement. The provisions of this Agreement and the security interests created shall continue in full force and effect until all amounts owed by Borrower to the Lender, including interest, penalties, and other charges, shall have been paid in full.

          2.4 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, so long as the Revolving Credit remains in effect and is not terminated, and no Unmatured Default or Event of Default has occurred, the Lender may, in its sole and absolute discretion, grant Borrower such Revolving Credit Loans as Borrower may request from time to time in accordance with the provisions of this Agreement. The Lender may decline to make Revolving Credit Loans, or terminate the Revolving Credit at any time and for any reason without prior notice to the Borrower. The Revolving Credit is not a committed line of credit. The Revolving Credit Loans shall be evidenced by and payable in accordance with the terms of the form of renewal note attached to this Agreement as Annex A and on the terms of this Agreement (in the event of any discrepancy between the terms of the executed Promissory Note and this Agreement, the terms of the Promissory Note shall prevail).

          2.5 Maximum Amount. At no time shall the aggregate unpaid principal balance of all Revolving Credit Loans made pursuant to this Agreement which are outstanding at any one time exceed Ten Million Dollars ($10,000,000.00).

          2.6 Purpose of Revolving Credit Loans. Proceeds of the Revolving Credit Loans shall be used to provide funds for working capital for the Borrower's business operation, as a preauthorization for the issuance of letters of credit on behalf of the Borrower up to an aggregate amount of $3.000.000.00, and for other purposes as permitted by this Agreement.

          2.7 Procedures and Conditions. Each Revolving Credit Loan obtained by Borrower shall be subject to the following terms and conditions:

               (a) Each Revolving Credit Loan obtained by Borrower shall be in increments of $1,000.00 with a minimum principal amount of Ten Thousand Dollars ($10,000.00).

               (b) Whenever Borrower wishes to obtain a Revolving Credit Loan it shall notify the Lender in writing no less than one (1) banking day prior to the day on which it wishes to have the funds made available, specifying the amount of the Revolving Credit Loan requested, and the date on which Borrower wishes the funds to be made available.

               (c) Borrower shall not be entitled to obtain any Revolving Credit Loan if such Revolving Credit Loan would cause the aggregate principal balance of the Revolving Credit Loans to exceed $10,000,000.00 or any Event of Default or Unmatured Default shall exist at the time of the making of the request for disbursement, or would exist upon the making of the Revolving Credit Loan requested, even if the Lender does not elect to terminate the Revolving Credit as a result of such Event of Default or Unmatured Default.

               (d) All Revolving Credit Loans shall be made in strict compliance with the terms and provisions of this Agreement, unless the Lender elects in its sole discretion to waive any of those terms and conditions. The waiver of any terms and conditions with respect to any one Revolving Credit Loan shall not constitute a waiver of the same or any other terms or conditions with respect to any other Revolving Credit Loan.

               (e) Each request by Borrower for a Revolving Credit Loan hereunder shall constitute the making of the following representations and warranties by Borrower to the Lender:

                   (1) That Borrower is then, and at the time the Revolving Credit Loan actually is made will be, entitled under this Agreement to obtain that Revolving Credit Loan; and

                    (2) That all of the covenants, agreements, representations and warranties made by Borrower in the Borrower Document to which the Borrower is a party and in any writing delivered to the Lender by or on behalf of Borrower are true, correct and complete, and have been fully complied with, as of such dates.

          2.8 Interest on the Revolving Credit Loans. The Borrower shall have the option of selecting one of the three following rates of interest for each Revolving Credit Loan. The Borrower must select either an interest rate tied to the Prime Rate (Option A below), or tied to the LIBOR rate (Option B below), or at the Offered Rate (Option C below), in writing to the Lender at least three business days prior to a request by Borrower for a Revolving Credit Loan hereunder:

          OPTION A: Prime Rate Minus 100 Basis Points. The unpaid principal balance of the Revolving Credit Loans shall bear interest at an annual rate equal to the Prime Rate minus 100 basis points [one percentage point (1.0%)], until the entire principal balance of the Revolving Credit Loans and all accrued interest thereon has been paid. The interest rate on the Revolving Credit Loans shall be adjusted, from time to time, on the same date on which the Prime Rate is changed by the Lender. All interest on the Revolving Credit Loans shall be computed and based upon the actual days elapsed over an assumed year of 360 days.

          OPTION B: LIBOR Plus 50 Basis Points. The unpaid principal balance of the Revolving Credit Loans shall bear interest at an annual rate equal to LIBOR (as defined in the Note) at 30, 60, 90 or 180 days, plus 50 basis points [fifty hundredths percent (.50%)], until the entire principal balance of the Revolving Credit Loans and all accrued interest thereon has been paid. All interest on the Revolving Credit Loans shall be computed and based upon the actual days elapsed over an assumed year of 360 days, and all terms relating to the LIBOR rate shall be otherwise governed by the terms of the Note.

          OPTION C: Offered Rate. The unpaid principal balance of the Revolving Credit Loans shall bear interest at an annual rate equal to the Offered Rate (as defined in Section I hereof) until the entire principal balance of the Revolving Credit Loans and all accrued interest thereon has been paid. All interest on the Revolving Credit Loans shall be computed and based upon the actual days elapsed over an assumed year of 360 days.

                                  SECTION III
                                  -----------

                      Notations and Payment of the Loans
                      ----------------------------------

          3.1 Notation of Disbursements and Payments. Disbursements of, and payments of principal with respect to, the Loans shall be recorded by Lender through its automated data processing equipment, and the aggregate amount of all Loans made by the Lender and shown on the Lender's computer records, less the amount of payment of principal made by Borrower and recorded on the Lender's computer records, shall be the principal amount outstanding under the Loans, and shall be prima facie evidence of the unpaid amount of principal outstanding under the Loan.

          3.2 Revolving Credit Note Principal Payments. Borrower shall pay to the Lender the outstanding principal balance of all Revolving Credit Loans on the Termination Date.

          3.3 Revolving Credit Note Interest Payments. Commencing August 1, 1996, and on the first day of each calendar month thereafter (through and including payment in full of the outstanding principal balance of the Revolving Credit Loans at maturity) or upon acceleration as provided in this Agreement, Borrower shall pay all accrued but unpaid interest on the outstanding principal balance of the Revolving Credit Loans.

          3.4 Prepayments of Revolving Credit Note. If the Borrower selects a rate of interest tied to the Lender's Prime Rate, or at the Offered Rate, the Borrower may at any time, without penalty or premium, prepay the Revolving Credit Note in whole or in part. All prepayments made by Borrower with respect to the Revolving Credit Note shall be in increments of $1,000 with a minimum prepayment of $5,000 and shall be applied to payment of principal of the Revolving Credit Loans which, according to the records of the Lender, have been most recently disbursed. If the Borrower selects a rate of interest tied to LIBOR, the Revolving Credit Loan may not be prepaid prior to the maturity date of the interest period selected by the Borrower, without paying a prepayment penalty as set forth in the Note.

                                  SECTION IV
                                  ----------

                              Security for Loans
                              ------------------

          The Notes and the Loans evidenced thereby are and shall be secured by, and entitled to the benefits of the right of set-off (or offset) provided in
Section 9.1 of this Agreement.

                                   SECTION V
                                   ---------

                             Conditions Precedent
                             --------------------

          5.1 Conditions Precedent to the First Loan. The Lender's obligation to make Loans shall be conditioned upon the fulfillment of all the following conditions prior to the making of the first Revolving Credit Loan:

               (a) Resolutions. Borrower shall have furnished the Lender with certified copies of the resolutions of its respective boards of directors (i) authorizing the execution, as appropriate, of this Agreement, the Note, and any other documents, instruments and agreements referred to herein which are required to be executed and delivered by Borrower, and (ii) authorizing consummation of the transactions contemplated by this Agreement.

               (b) Certificates of Incumbency. Borrower shall have furnished the Lender with a certificate of its secretary certifying (i) the names of the officers of Borrower authorized to sign the Borrower documents, together with the true signatures of such officer(s), and (ii) a copy of its articles and bylaws.

               (c) Executed Agreements. Borrower shall have duly executed and delivered, or caused any other appropriate Person to execute and deliver, to the Lender the following:

                    (1)  this Agreement;

                    (2)  the Revolving Credit Note;

                    (3) evidence reasonably satisfactory to the Lender that all insurance binders, certificates and/or policies required by Section 6.1 of this Agreement are issued and in effect.

               (d) Representations and Warranties. Each and every representation and warranty made by or on behalf of Borrower relating to the Borrower Documents or the transactions contemplated thereby shall be true, complete and correct on and as of the date such Loan is to be made.

               (e) No Defaults. There shall exist no Event of Default or Unmatured Default which has not been cured to the Lender's satisfaction.

               (f) No Change in Condition. There shall have been no material adverse change in the condition, financial or otherwise, of Borrower, on a consolidated basis, from that existing on the date of the financial statements described in Section 6.3 of this Agreement.

               (g) Documentation. Borrower shall have complied with Section 2.7 of this Agreement in all respects, and delivered all documents and instruments required thereby.

          5.2 Conditions Precedent to Subsequent Loans. The Lender's obligation to make Revolving Credit Loans after the making of the first Revolving Credit Loan shall be conditioned upon the fulfillment of the conditions set out in paragraphs (d), (e), (f) and (g) of Section 5.1 of this Agreement prior to making of each such Revolving Credit Loan.


                                  SECTION VI
                                  ----------

                               General Covenants
                               -----------------

          During the term of this Agreement, Borrower shall comply with all of the following provisions:

          6.1  Insurance.  Borrower shall maintain insurance as follows:

               (a) Liability Insurance. Borrower, at its own cost and expense, shall procure, maintain and carry in full force and effect "occurrence" type (as opposed to "claims-made" type) general liability and public liability, workers' compensation liability and property damage insurance, with respect to the actions and operations of Borrower to such extent, in such amounts and with such deductibles as are commonly carried by prudent businesses similarly situated, but in any event not less than the amounts of coverage per person and per occurrence, and with the deductibles, as are provided in Borrower's Insurance in effect on the date of this Agreement. Without limiting the foregoing, such insurance shall insure against any liability for loss, injury, damage or claims caused by or arising out of or in connection with the operation of Borrower's business including injury to or death of employees, agents or any other persons and damage to or destruction of public or private property.

               (b) Physical Damage Insurance. Borrower, at its own cost and expense, shall insure all of its insurable properties to such extent, against such hazards, in the amount of coverage and with such deductibles as are commonly carried by prudent businesses similarly situated, but in any event insuring against such hazards and with such coverages and deductibles as are provided in Borrower's insurance in effect on the date of this Agreement, and in any event in amounts of coverage not less than the greater of: the outstanding balance under the Loans; or eighty percent (80%) of the insurable value of the property insured.

               (c)  General Insurance Requirements.

                    (1) All insurance which Borrower is required to maintain shall be satisfactory to the Lender in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentation or negligence of Borrower. At or before the making of the first Loan, Borrower shall provide the Lender with certificates evidencing its due compliance with the requirements of this section.

                    (2) Prior to the expiration date of any policy of insurance maintained pursuant to this Agreement, Borrower shall provide the Lender with a certificate of insurance evidencing the acquisition of a new policy, or an extension or renewal of an existing policy, evidencing Borrower's due compliance with this section.

                    (3) If Borrower fails to acquire any policy of insurance required to be maintained pursuant to this section, or fails to renew or replace any such policy at least thirty (30) days prior to the expiration thereof, or fail to keep any such policy in full force and effect, the

Lender shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to take out new insurance in amount, type, coverage and terms satisfactory to the Lender. Any amounts paid therefore by the Lender shall be immediately due and payable to the Lender by Borrower upon demand. No exercise by the Lender of such option shall in any way affect the provisions of this Agreement, including the provision that failure by Borrower to maintain the prescribed insurance shall constitute an Event of Default.

          6.2  Taxes and Other Payment Obligations.

               (a) Borrower shall pay and discharge, or cause to be paid and discharged, before any of them become in arrears, all material taxes, assessments, governmental charges, levies, and claims for labor, materials or supplies which if unpaid might become a lien or charge upon any of its property, and all of its other debts, obligations and liabilities.

               (b) Borrower may refrain from paying any amount it would be required to pay pursuant to subparagraph (a) of this section if the validity or amount thereof is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, provided that Borrower shall have set aside on its books appropriate reserves with respect thereto. If the validity or amount of any such obligations in excess of Five Hundred Thousand Dollars ($500,000.00) shall be contested pursuant to the provisions of this subparagraph, Borrower shall notify the Lender immediately upon the institution of the proceedings contesting the obligation, and, upon the Lender's request, post a bond or other security reasonably satisfactory to the Lender staying execution or enforcement thereof.

          6.3  Financial Statements.

               (a) Annual Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, Borrower shall furnish to the Lender an audited balance sheet, income statement, and statement of cash flows showing sources and uses of cash, for such Fiscal Year, together with comparative figures for the next preceding Fiscal Year prepared by the CPA Firm, together with the opinion of the CPA Firm in substantially the same form as provided in prior years. Together with such audited financial statements and opinion, Borrower shall furnish the Lender with a certificate from the Borrower's Vice President Corporate Controller certifying that he has reviewed the provisions of this Agreement and nothing has come to his attention to cause him to believe that any Event of Default or Unmatured Default exists as of the date of the statement, or, if such is not the case, specifying such Event of Default or Unmatured Default and the nature thereof, and the action Borrower has taken or will take to correct it.

                (b) Quarterly Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter, Borrower shall furnish the Lender with a balance sheet and income statement, for both the quarter just ended and the portion of the Fiscal

Year then ended (accompanied by a comparison of such statements to the financial statements for the last preceding annual period previously furnished to the Lender), unaudited but accompanied by a certificate signed by the chief financial officer of Borrower stating that such statements have been properly prepared in accordance with GAAP and are correct (subject to audit and year-end adjustments).

               (c) Additional Financial Information. Upon written request of the Lender, the Borrower shall deliver to the Lender:

                    (1) Promptly upon receipt thereof, all detailed reports, if any, submitted to Borrower by the CPA Firm in connection with each annual audit.

                    (2) Promptly upon its becoming available, copies of all financial statements, reports, notices or meetings and proxy statements which Borrower shall send to its stockholders.

                    (3) Within ten days after the filing (i) with the Secretary of State of Delaware, certified copies of all amendments to Borrower's Certificate of Incorporation, and (ii) with the appropriate governmental authority, copies of all regulatory reports, filings or notices which Borrower is required to submit, including but not limited to reports, filings or notices to the SEC, the IRS, OSHA, EPA and the Department of Labor.

                    (4) Such additional information with respect to its financial condition as may be reasonably requested by the Lender from time to time.

          6.4 Financial Records. Borrower shall maintain a standard modern system of accounting in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a basis consistent with prior years and, without limitation, making appropriate accruals for estimated contingent losses and liabilities.

          6.5 Properties. Borrower shall maintain its personal property and fixed assets in good condition, subject only to normal wear and tear, and make all necessary and proper repairs, renewals and replacements. Borrower (i) shall continuously operate its business in accordance with standards reasonably observed in the pizza service industry, and (ii) shall comply with all material leases and other material agreements in order to prevent loss or forfeiture, unless compliance is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent enforcement of the loss or forfeiture. The Lender shall have the right to inspect Borrower's facilities and other fixed assets at all reasonable times, and from time to time.

          6.6 Corporate Existence and Good Standing. Borrower shall preserve its corporate existence in good standing and shall be and remain qualified to do business and in good standing in all states which it is required to be so qualified.

          6.7  Notice Requirements.

               (a) Default. Borrower shall cause its President, or in his absence an officer of Borrower designated by it, to notify the Lender in writing within five (5) days, after Borrower, or any of the Borrower's executive officers, has notice of any Event of Default or Unmatured Defaults or has notice that any representation or warranty made in this Agreement, or in any related document or instrument, for any reason was not true and complete and not misleading in any material respect when made. Such notice shall specify the nature of such Event of Default or Unmatured Default and the action Borrower has taken or will take to correct it.

               (b) Material Litigation. Borrower promptly shall notify Lender in writing of the institution or existence of any litigation or administrative proceeding not fully covered by insurance to which Borrower and/or any of the Subsidiaries may be or become a party which might involve any material risk of any judgment or liability which (1) would be in excess of Five Hundred Thousand Dollars ($500,000.00), or (2) would otherwise result in any material adverse change in, or otherwise substantially affect, Borrower's business, assets or condition, financial or otherwise, and upon the institution thereof, Borrower shall promptly forward a copy of all pleadings to the Lender.

               (c) Other Information. From time to time, upon request by the Lender, Borrower shall furnish to the Lender such information regarding Borrower's business, assets and condition, financial or otherwise, as the Lender may reasonably request. The Lender shall have the right during reasonable business hours to examine all of Borrower's business operations and financial books and records and to make notes and abstracts therefrom, to make an independent examination of Borrower's books and records for the purpose of verifying the accuracy of reports delivered by Borrower and ascertaining compliance with this agreement.

          6.8  Note.  Borrower shall pay the note in accordance with its terms.

          6.9 Compliance with Law. Borrower shall comply in all material respects with (a) all valid and applicable statutes, rules and regulations of the United States of America, of the States thereof and its counties, municipalities and other subdivisions and of any other jurisdiction applicable to Borrower; (b) the orders, judgments and decrees of all courts or administrative agencies with jurisdiction over Borrower; or its business; and
(c) the provisions of licenses issued to Borrower, except where compliance therewith shall be currently contested in good faith by appropriate proceedings, timely instituted, which shall operate to stay any order with respect to such non-compliance.

          6.10 Liens. Borrower shall not (a) create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge, restriction or other security interest of any kind upon any of its property or assets of any character, whether owned or held on the date of this Agreement or acquired thereafter, or upon the income or profits therefrom, and which exceed $300,000.00 in the aggregate of any one year or (b) transfer any such property or assets or the income or profits therefrom for the purpose of subjecting the same to payment of indebtedness or performance of any other obligation except payments made in accordance with Section 6.2 of this Agreement or payments made to the Lender in accordance with the terms and provisions of this Agreement, or (c) acquire, or agree to have an option to acquire, any property or assets upon conditional sale or other title retention, device or arrangement, or (d) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse. Borrower may incur or create, or suffer to be incurred or created or to exist, the following liens without violating the provisions of this Section 6.10:

               (a) Statutory liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 6.2 of this Agreement.

               (b) Deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, or in connection with contests, to the extent that payment thereof shall not at that time be required to be made in accordance with
Section 6.2 of this Agreement.

               (c) Statutory liens for taxes or assessments or governmental charges or levies if payment shall not at the time be required to be made in accordance with Section 6.2 of this Agreement.

               (d) Mortgage lien granted to NTS Corp. to secure the indebtedness described in Section 6.14(g).

          6.11 Letter of Credit. Without the Lender's prior written consent, Borrower shall not have outstanding any letters of credit upon which Borrower is the obligor or guarantor, except those issued by the Lender.

          6.12 Management. Without the prior written consent of the Lender (which consent shall not be unreasonably withheld) and until all Loans shall have been paid, John H. Schnatter and Charles Schnatter shall continue to be employed by and be active in the management of Borrower.

          6.13 Mergers, Sales, Transfers and Other Dispositions of Assets. Without the Lender's prior written consent, which shall not be unreasonably withheld, Borrower shall not:

               (a) Be a party to any consolidation, reorganization (including without limitation those types referred to in Section 368 of the United States Internal Revenue Code of 1986, as amended), "stock-swap" or merger;

               (b)  Sell or otherwise transfer any material part of its assets;

               (c) Sell, assign, or otherwise dispose of, with or without recourse, any of its Accounts Receivable or notes receivable or other intangibles, except the endorsement of negotiable instruments of collection in the ordinary course of business; or

               (d) Liquidate or dissolve or take any action with a view toward liquidation or dissolution.

          6.14 Indebtedness. Borrower shall not incur any Indebtedness whatsoever, or guarantee or become a co-maker or an accommodation maker on any note or other evidence of Indebtedness or contract of any kind, except that borrower may incur the following Indebtedness without violating this Section 6.14:

               (a) Indebtedness on account of Current Liabilities which are customary trade payables (and not for money borrowed) incurred in the normal and ordinary course of business.

               (b) Indebtedness on account of taxes, assessments, governmental charges and claims for labor, materials or supplies to the extent that payment shall not at the time be required to be made in accordance with Section 6.2 of this agreement

               (c) Indebtedness of Borrower on account of endorsement of negotiable instruments for the purpose of collection in the ordinary course of business.

               (d) Indebtedness with respect to which a lien is permitted to exist by Section 6.10 of this Agreement.

               (e) Indebtedness of Borrower to one or more of its Shareholders, which is subordinated as to principal repayment to the repayment of the loans.

               (f) Borrower may guarantee Indebtedness up to an aggregate amount at any one time not in excess of $3,000.000.00.

               (g) Indebtedness to NTS Corp. in the current approximate amount of $520,000.00, incurred in connection with the purchase of real estate at Blankenbaker Crossings.

          6.15 Financial Covenant. Borrower shall, on a consolidated basis, Maintain at all times, such maintenance to be evidenced at the end of each fiscal year of Borrower, calculated by using the immediately preceding twelve month period, a ratio of EBIDT to Funded Debt of not less than 1.0 to 1.0.

          6.16 Verification of Financial Information. Lender may at any time, and from time to time, require that any determinations of financial information provided by Borrower to the Lender be verified by the CPA Firm, and Borrower shall have thirty (30) days to comply with any such verification requirement.

          6.17 No Prepayments. Borrower shall not prepay prior to its existing maturities any debts or liabilities, except prepayments made in the ordinary course of business for the principal purpose of obtaining trade payable discounts.

          6.18 Accounts. Borrower shall continually maintain its primary corporate checking and deposit accounts with the Lender.

          6.19 Environmental Matters. Borrower shall comply with the following:

               (a) Environmental Laws and Hazardous Substances. For purposes herein, the term "Environmental Law(s)" shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, as now or at any time hereafter in effect. For purposes herein, the term "Hazardous Substance(s)" shall have the meaning ascribed in any Environmental Law to any hazardous, toxic, or dangerous waste, substance, pollutant or material.

               (b)  Compliance with Environmental Laws.  Borrower certifies that
(i) Borrower will not violate, in connection with any real or personal property used, owned, leased maintained or operated by Borrower (the "Property") and the conduct of the business related thereto, any Environmental Law and (ii) Borrower, its agents, employees, lessees and independent contractors will operate the Property and will receive, handle, use, store, treat, transport, and dispose of all Hazardous Substances in strict and timely compliance with all Environmental Laws.

               (c) Absence of Hazardous Substances. Borrower certifies, based upon reasonable investigation, that neither Borrower nor any other person within Borrower's knowledge or control, including any lessees of the Property, has ever caused or permitted any Hazardous Substance to be released, spilled or disposed of on, under or at the Property or any part thereof and neither the Property nor any part thereof has ever been used by Borrower or any person as a dump site or storage site, whether permanent or temporary, for any Hazardous Substance. Notwithstanding the foregoing, Borrower may use or store on the property ordinary cleaning and maintenance supplies generally used in the type of business conducted by Borrower.

               (d) Right of Indemnity and Mitigation. Lender shall have the right but not the obligation, and without limitation of Lender's rights under any agreement granting a security interest in any property to Lender, to take such actions as it deems necessary or advisable to clean up or otherwise deal with any Hazardous Substance or following receipt of any notice or information which, in the sole opinion of Lender, could result in action against Borrower or Lender or could jeopardize Lender's security interests in its collateral. All reasonable costs and expenses incurred by Lender in the exercise of any such rights shall be secured by the collateral and shall be payable by Borrower upon demand or charged to Borrower's loan balance at the discretion of Lender. Borrower shall indemnify and hold Lender harmless from any and all loss, cost, expense, or liability resulting from Borrower's breach of this Section 6.19.

          6.20 PJ Food Service, Inc. Borrower shall continue to own 100% of all outstanding and issued capital stock of PJ Food Service, Inc., and there shall be no material variation from the present business operations of PJ Food Service, Inc. The present business operations of PJ Food Service, Inc. shall mean, for the purposes of this paragraph, being the sole provider of commissary services for Borrower.

                                  Section VII
                                  -----------

                         Representations and Warranties
                         ------------------------------

          To induce the Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to the Lender as follows (which warranties and representations shall be deemed to be remade and restated in full whenever a Revolving Credit Loan is requested by Borrower):

          7.1 Corporate Organization and Existence. Borrower is a corporation duly organized, validity existing, and is in good standing under the laws of the State of Delaware. Borrower has all necessary power and authority to carry on the business conducted by it on the date of this Agreement. Borrower is qualified to do business as a foreign corporation, and is in good standing, in all states and in all foreign countries in which it is required to be so qualified, and is duly authorized, qualified and licensed under all laws, regulations, ordinance or orders of public authorities to carry on its business in the places and in the manner conducted on the date of this Agreement.

          7.2 Right to Act. Borrower has full power and authority, corporate and otherwise, to execute, deliver and perform the Borrower Documents.

          7.3 No Conflicts. Borrower's execution, delivery and performance of the Borrower Documents does not and will not, (a) violate any existing provision of the certificate of incorporation or bylaws of Borrower, or any law, rule, regulation, or judgment, order or decree applicable to Borrower, or (b) otherwise constitute a default, or result in the imposition of any lien under
(1) any existing contract or other obligation binding upon Borrower to its property, with or without the passage of time or the giving of notice or both;
(2) any law, rule or regulation applicable to Borrower or its business; or (3) any judgment, order or decree of any court or administrative agency applicable to Borrower or its business.

          7.4 Authorization. The execution, delivery and performance by Borrower of the Borrower Documents has been duly authorized, and the Borrower Documents have been duly executed and delivered and constitute legal, valid and binding obligations enforceable in accordance with its terms.

          7.5  Litigation and Taxes.

               (a) There is no material litigation, at law or in equity, or any proceeding before any federal, state or municipal court, board or other governmental or administrative agency pending, or to the knowledge of Borrower, threatened which might involve any material judgment or liability against Borrower or any of the Subsidiaries or which might otherwise materially affect Borrower's business, assets or condition, financial or otherwise. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against Borrower or any of its assets which has, or might have, a material adverse effect on Borrower's business, assets or condition. financial or otherwise.

               (b) Borrower has filed all tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or pursuant to assessments for which adequate reserves have not been established, and Borrower has made adequate provision for all current taxes.

          7.6 Financial Statements. The Borrower's most-recent quarterly financial statements as filed with the Form 10-Q for the quarter ended June 30, 1996 have been furnished to the Lender. Those financial statements are true and complete, have been prepared in accordance with generally accepted accounting principals, omit no material contingent liabilities of any kind, and fairly present the financial condition of the Borrower as of the date of the financial statements.

          7.7  Compliance with Contractual Obligations, Laws and Judgments.

               (a) Borrower is not in default in the payment, performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any lease, indenture, mortgage, deed of trust, promissory note, agreement or undertaking to which it is a party or by which its assets are bound.

               (b)  To the knowledge of the officers and directors of Borrower,
(i) Borrower has not violated any applicable statute, regulation or ordinance of the United States of America or of any state, municipality or any other subdivision, jurisdiction or agency thereof, in any respect materially and adversely affecting Borrower's business, property, assets, operations or conditions, financial or otherwise, and (ii) Borrower has applied for and/or acquired all material licenses, approvals, certificates, permits or authorizations of any regulatory body required in order to permit it to carry on its business as currently conducted, all of which are in full force and effect.

               (c) Borrower is not in default with respect to any judgment, order, writ, injunction, decree or demand of any court, arbitrator or governmental agency or body.

          7.8 Employment and Labor Agreement. There are no collective bargaining agreements or other labor agreements covering any employees of Borrower.

          7.9 No Undisclosed Liabilities or Guaranties. Borrower has no liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 7.6 of this Agreement, nor has Borrower guaranteed, or otherwise become responsible for, the material obligations of any person, firm or corporation, except for guaranties of indebtedness of Papa John's International, Inc. to the Lender.

          7.10 Title to Properties. Borrower has good and marketable title to all of its property and assets of all character, (except leased property) free and clear of all mortgages, liens and encumbrances, except minor irregularities in title which do not materially interfere with the use and enjoyment by Borrower of such properties and assets in the normal course of business as presently conducted, or materially impair the value thereof for such business, except the corporate headquarters of Borrower may be financed by the issuance of industrial revenue bonds, which bonds may be secured by a mortgage on the real estate which contains the corporate headquarters.

          7.11 Trademarks and Permits. Borrower possesses adequate licenses, patents, copyrights, trademarks and trade names to conduct its business as now conducted. Neither Borrower nor any of its officers, directors or employees has any reason to know of any claim that Borrower has violated any other person's license, patent, copyright, trademark or trade name, or that Borrower's licenses, patents, copyrights, trademarks or trade names are currently being infringed. Borrower has all governmental permits, certificates, consents and franchises necessary to carry on its businesses as now owned, leased or operated. All such governmental permits, certificates, consents and franchises are valid, and in effect, and Borrower is not in violation thereof, and none of them contains any term, provision, condition or limitation more burdensome than generally applicable to persons engaged in the same or similar business.

          7.12 Disclosure. Neither this Agreement, nor any agreement, document, certificate or statement furnished to the Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contain any untrue statement of any material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Borrower which materially and adversely affects Borrower's business, operations, affairs or condition, financial or otherwise, which has not been disclosed to the Lender.

          7.13 ERISA. Each employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower complies with all applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and with all applicable rulings and regulations issued under the provisions of ERISA and the Code. No Reportable Event within the meaning of Section 4043 of ERISA has occurred and is outstanding with regard to any employee benefit plan of Borrower.

                                 SECTION VIII
                                 ------------

                               Events of Default
                               -----------------

          Each of the following shall constitute an Event of Default under this Agreement (an "Event of Default"):

          8.1 Failure to Pay. If Borrower shall fail to pay in full when due any installment of principal or interest on the Revolving Credit Note, or any Replacement Note, or payments required by Section III of this Agreement, and such failure shall not have been fully corrected within five (5) days after the Lender has given written notice thereof to Borrower.

          8.2 No Notice Required. If the obligor with respect to the following provisions shall fail to observe, perform or comply with any term, obligation, covenant, agreement, condition or other provision contained in Sections 6.1, 6.7, 6.10, 6.11, 6.12, 6.13, 6.14, 6.17, 6.18, 6.19, 8.1, 8.4, 8.7, 8.8, 8.9,
8.11 or 11.1 of this Agreement, or any Event of Default occurs under the Security Instruments.

          8.3 Notice Required. If the obligor with respect to any term, obligation, covenant, agreement, condition or other provision (other than those referred to in Sections 8.1 or 8.2 hereof) contained or referred to in this Agreement shall fail to observe, perform or comply with those provisions, and such failure shall not have been fully corrected within thirty (30) days after the Lender has given written notice thereof to Borrower.

          8.4 Falsity of Representation or Warranty. If any representation or warranty or other statement of fact contained herein or in any of the Security Instruments or in any writing, certificate, report or statement at any time furnished the Lender by or on behalf of Borrower pursuant to or in connection with this Agreement or the Loans shall be false or misleading in any material respect or which shall omit a material fact, whether or not made with knowledge.

          8.5 Judgments. If a final judgment or judgments for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000.00) in the aggregate, or with respect to property with a value in excess of such amount, shall be rendered against Borrower or any of the Subsidiaries and such judgment or judgments shall remain unsatisfied for a period of thirty (30) consecutive days after the entry thereof and within such thirty (30) days has not been (a) stayed pending appeal, or (b) discharged.

          8.6 Obligations of PJ Food Service, Inc. to the Lender. If PJ Food Service, Inc. or PJFS of Mississippi, Inc. (the "Related Borrowers") shall default, or if there shall occur any Event of Default, under any of the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument executed previously or in the future by the Related Borrowers in favor of Lender, PNC Leasing Corp., Kentucky, or any other lending institution affiliated with Lender.

          8.7 Obligations to the Lender. If Borrower shall default under any of the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument executed by Borrower, including but not limited to this Agreement, the Borrower Documents and the related documents which Borrower has entered into with the Lender.

          8.8 Dissolution or Termination of Existence. If Borrower or any person, firm or corporation affiliated with it takes any action that is intended to result in the termination, dissolution or liquidation of Borrower.

          8.9  Solvency.

               (a) If Borrower shall (1) be adjudicated bankrupt; (2) admit in writing its inability to pay its debts generally as they become due; (3) become insolvent in that its total assets are in the aggregate worth less than all of its liabilities or it is unable to pay its debts generally as they become due;
(4) make a general assignment for the benefit of creditors; (5) file a petition, or admits (by answer, default or otherwise) the material allegations of any petition filed against it in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of its debts; or (6) consent to the appointment of a receiver, conservator, trustee or liquidator of all or part if its assets.

               (b) If a petition shall have been filed against Borrower in proceedings under the federal bankruptcy laws (as in effect on the date of this Agreement, or as they may be amended from time to time), or under any other laws for the relief of debtors, or for the discharge, arrangement or compromise of its debts, or an order shall be entered by any court of competent jurisdiction appointing a receiver, conservator, trustee, or liquidator of all or part of Borrower's assets, and such petition or order is not dismissed or stayed within thirty (30) consecutive days after entry thereof.

          8.10  ERISA.  The termination of any defined benefit plan described in
Section 414(j) or Section 414(k) of the Code maintained by Borrower, where the then-present value of such Plan's vested benefits that may be guaranteeable under Title IV of ERISA exceeds the then-current value of the plan assets applicable to such benefits or accumulated in such Plan.

          8.11 Criminal Charges Risking Forfeiture of Collateral. If Borrower or any officer, director, agent or employee thereof is charged, indicted, or convicted of any criminal offense by the federal or any state government which, in the sole exercise of the Lender's discretion, shall place any of the Collateral at risk of forfeiture to the federal or any state government under any applicable federal or state statute or regulation.

          8.12 Other Obligations. If Borrower defaults under any agreements binding Borrower in excess of $100,000.00 in the aggregate to any persons, or fails to pay any other material obligations after the due date or performance date thereof, and such failure or default has a material effect on Borrower's business and operations, unless such default or obligation is being contested in good faith in legal proceedings timely instituted and for which Borrower has set aside reserves adequate to the satisfaction of the Lender on Borrower's books, or provided security satisfactory to the Lender assuring the discharge of Borrower's obligations with respect thereto.

                                  SECTION IX
                                  ----------

                             Remedies Upon Default
                             ---------------------

          Notwithstanding anything to the contrary, if any Event of Default under this Agreement occurs, the Lender, in its sole discretion, and without notice to Borrower, may (a) terminate the Revolving Credit, and the Lender shall be under no further obligation to grant any Revolving Credit Loans, and/or (b) declare the entire unpaid balance of the Revolving Credit Note, and/or any Replacement Note and all other obligations of Borrower under this Agreement to be immediately due and payable in full, without any presentment, demand or notice of any kind, all of which are hereby waived by Borrower. In addition, upon the occurrence of any Event of Default, and at any time thereafter, unless all Events of Default have been remedied to the full satisfaction of the Lender, the Lender shall have all of the following rights and remedies and it may exercise one or more of them singly or in conjunction with others.

          9.1 Right to Set-Off. The Lender shall have the right (a) in the event of an Unmatured Default, to freeze the Borrower's account(s) maintained with the Lender until such time as Borrower specifies to the Lender's reasonable satisfaction what action Borrower has taken or will take to pre-empt any such Unmatured Default, and (b) upon an Event of Default, to set off against, or appropriate and apply toward the payment of, the obligations of Borrower to the Lender, pursuant to this Agreement or as evidenced by the Note, or any Replacement Note, whether or not such obligations shall have then matured, any and all deposit balances and other sums and indebtedness then held or owed by the Lender to or for the credit or account of Borrower. Borrower hereby pledges to and grants a security interest in such deposit balances, other sums and indebtedness of the Lender to secure all of Borrower's obligations under this Agreement, the Note, and any Replacement Note. Such set-offs may occur without notice to or demand upon Borrower or any other person, all of such notices and demands being hereby waived.

          9.2 Enforcement of Rights. The Lender shall have the right to proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this Agreement or in the other Borrower Documents, or in aid of the exercise of any power granted in this Agreement, or any Borrower Document.

          9.3 Cumulative Remedies. All of the rights and remedies of the Lender upon occurrence of an Event of Default shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, from time to time, and shall be in addition to all of those rights and remedies afforded the Lender at law, or in equity, or in bankruptcy. Notwithstanding the foregoing, the Lender shall be entitled to recover from the cumulative exercise of all remedies an amount no greater than the sum of (a) the outstanding principal amount of all Loans, (b) all accrued but unpaid interest with respect to the principal amount of Loans,
(c) any other amounts that Borrower is required by this Agreement to pay to the Lender (for example, and without limitation, the reimbursement of expenses and legal fees, and late charges), and (d) any reasonable costs, expenses or damages which the Lender is otherwise permitted to recover by the terms of this Agreement. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

                                   SECTION X
                                  ---------

                               Fees and Expenses
                               -----------------

          Borrower shall pay to the Lender upon demand all out-of-pocket expenses incurred by the Lender in connection with the recording or filing or any documents or instruments in any public office, pursuant to or as a consequence of this Agreement, or to perfect or protect any security for the Loans. Further, if any Event of Default shall occur under this Agreement, or any default shall occur under the Revolving Credit Note, or any related documents, Borrower shall pay to the Lender, to the extent allowable by applicable law, such amounts as shall be sufficient to reimburse the Lender fully for all of its reasonable costs and expenses incurred in enforcing its rights and remedies under this Agreement and the Security Instruments and any related documents, including without limitation the Lender's reasonable attorney's fees and court costs.

                                  SECTION XI
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

          11.1 No Assignments. Borrower may not assign its rights under this Agreement to any other party. Any attempted assignment shall be a default under this Agreement and shall be null and void.

          11.2 Late Charges. All payments on the Notes shall be paid to the Lender or to such other person or at such other places as the Lender may designate in writing. In the event any payment of principal or interest, or both, is not paid within ten (10) days of the due date provided for herein, a late charge of the greater of $25.00 or one (1%) percent of any such payments so overdue shall be charged by the Lender. The charging or collection of any such late charge shall not be deemed a waiver of any of the Lender's rights arising thereby or hereunder, including the right to declare a default.

          11.3 Term of Loan Agreement. The term of this Agreement shall commence as of the date hereof, and continue until all Loans and accrued but unpaid interest thereon shall have been paid in full and cancelled by the Lender, and Borrower shall have paid or performed all of its other obligations hereunder.

          11.4 No Waivers. Failure or delay by the Lender in exercising any rights shall not be deemed to be or operate as a waiver of that right, nor shall any right be exclusive of any other right referred to in this Agreement, or in any other related document, or available at law or in equity, by statute or otherwise. Any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Lender shall continue in full force and effect until such right is specifically waived in a writing signed by the Lender.

          11.5 Course of Dealing. No course of dealing between Borrower and the Lender shall operate as a waiver of any of the Lender's rights under this Agreement, under the Security Instruments or under any of the other Borrower Documents.

          11.6 Waivers by Borrower. Borrower hereby waives, to the extent permitted by applicable law, (a) all presentments, demands for performances, notices of nonperformance (except to the extent specifically required by this Agreement), protests, notice of protest and notices of dishonor in connection with the Revolving Credit Note, or any Replacement Note, (b) any requirement of diligence or promptness on the part of the Lender in enforcement of its rights under the provisions of this Agreement, any of the Security Instruments or any of the other Borrower Documents, and (c) any requirement of marshalling assets or proceeding against persons or assets in any particular order.

          11.7 Severability. If any part, term or provision of this Agreement is held by any court to be unenforceable or prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or, if it is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

          11.8 Time of the Essence. Time shall be of the essence in the performance of all of Borrower's obligations under this Agreement, and the other instruments related thereto.

          11.9 Benefit and Binding Effect. This Agreement shall inure to the benefit of the Lender, its successors and assigns, and all obligations of Borrower shall bind its successors and, if and to the extent assignment is otherwise permitted by this Agreement, its assigns.

          11.10 Further Assurances. Borrower shall sign such financing statements or other documents or instruments as the Lender may request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement or the Security Instruments.

          11.11 Incorporation by Reference. All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

          11.12 Entire Agreement; No Oral Modifications. This Agreement, the schedules and annexes hereto, and the documents and instruments referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

          11.13 Headings. The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

          11.14 Governing Law. This Agreement and the related documents and instruments shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, except to the extent that the laws of any other state where collateral for the Notes is located requires that the laws of such other state shall govern the creation, perfection or enforcement of the Lender's rights and security interests in such collateral. The parties agree that Jefferson County, Kentucky shall be the proper venue for any litigation or judicial matters arising out of this Agreement on the transactions contemplated hereby.

          11.15  Multiple Counterparts.

               (a) This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.

               (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.

          11.16  Notices.

               (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least five (5) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

               (b) All notices or communications under this Agreement, including any demand for payment under Section IX of this Agreement, shall be in writing and shall be mailed to the parties addresses as follows, or hand-delivered, and any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to have been given when mailed:

                    (i)  If to Borrower:

                         Papa John's International, Inc.
                         P. O. Box 99900
                         Louisville, Kentucky 40269-9990
                         Attention: Charles W. Schnatter

                         With a copy to:

                         W. Plumer Wiseman
                         Greenebaum, Doll & McDonald
                         3300 First National Tower
                         Louisville, Kentucky 40202

                    (ii) If to the Lender:

                         PNC Bank, Kentucky, Inc.
                         Citizens Plaza
                         Louisville, Kentucky 40296
                         Attention: Edward B. Martin

                         With a copy to:

                         Michael V. Brodarick
                         Lloyd & McDaniel, PLC
                         462 South Fourth Avenue, Suite 1700
                         Louisville, Kentucky 40202


               (c) Borrower and the Lender may at any time, and from time to time, change the address or addresses to which notice shall be mailed by written notice setting forth the changed address ar addresses.

          11.17 Survival of Covenants. All covenants, agreements, warranties and presentations made by Borrower herein shall survive the making of each Revolving Credit Loan, and the execution and delivery of this Agreement, the Note and any and all Borrower Documents and shall be deemed to be remade and restated by all of them each time Borrower requests a Revolving Credit Loan.

          11.18 Confidentiality. Unless agreed to in writing by Borrower, the Lender agrees it will not disclose to any Person (other than employees or agents of Lender) any proprietary information relating to Borrower's business which Lender acquires from Borrower.

          11.19 Consent of Lender. Whenever a provision of this Agreement calls for the consent of Lender, Lender agrees it will not unreasonably withhold such consent.

          11.20 Jury Trial Waiver. The Borrower and the Lender irrevocably waive any and all rights they may have to a trial by jury in any action, proceeding or claim of any nature arising out of this Agreement, the Revolving Credit, the Borrower Documents, or any of the transactions contemplated thereby, and acknowledge that the foregoing waiver is knowing and voluntary.

          IN WITNESS WHEREOF, Borrower and the Lender have signed this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.



                                        PNC BANK, KENTUCKY, INC.

                                        By:
                                            -----------------------------------
                                            EDWARD B. MARTIN
                                            Vice President

                                        Date:
                                              ---------------------------------
                                        PAPA JOHN'S INTERNATIONAL, INC.

                                        By:
                                            -----------------------------------

                                        Date:
                                              ---------------------------------

                             REVOLVING CREDIT NOTE
                             ---------------------

$10,000,000.00                                                     June 30, 1996
                                                            Louisville, Kentucky

     For value received, Papa John's International, Inc. ("Maker" or "Borrower") promises to pay to the order of PNC Bank, Kentucky, Inc. ("Lender" or "Bank"), at Citizens Plaza, Louisville, Kentucky 40296, the principal sum of Ten Million Dollars ($10,000,000.00) or the aggregate unpaid balance of advances made by the Lender pursuant to the Loan Agreement referred to below, whichever is less, together with interest on the principal of this note from time to time outstanding at an annual rate equal to one of the following interest rates, at the option of the Maker:

     1. Prime Rate Minus 100 Basis Points. An annual rate equal to the Prime Rate, minus 100 basis points [one percentage point (1.0%)], until the entire principal balance of this note has been paid in full. As used in this note, "Prime Rate" shall mean the interest rate per annum most recently designated and announced publicly from time to time by Lender as its Prime Rate in effect at its principal office and does not necessarily represent the lowest rate of interest offered by Lender to any customer. Each change in the Prime Rate shall become effective without notice to the Borrower on the day of any change in the Prime Rate. As of the date of this note the Prime Rate is 8.25%, and the initial annual interest rate for this note is 7.25%. All interest on this note shall be computed on the basis of the actual number of days elapsed over an assumed year of three hundred sixty days.

          OR
          --

     2. Offered Rate. A rate per annum, determined in the Bank's sole discretion, as offered from time to time by the Lender to the Borrower as the rate at which the Lender would advance funds to the Borrower in the principal amount requested for the interest period requested. Interest shall be computed on the basis of the actual number of days elapsed over an assumed year of 360 days.

          OR
          --

     3. LIBOR Plus 50 Basis Points. The unpaid principal of each LIBOR Loan shall bear interest at a rate per annum which shall be equal to the London Interbank Offered Rate, plus 50 basis points [fifty hundredths of one percent (.50%)]. Interest shall be calculated on the basis of actual days elapsed over an assumed year of 360 days.

          A. Definitions. If the Maker elects an interest rate tied to LIBOR, then the following definitions shall apply:

     "LIBOR" or "London Interbank Offered Rate" shall mean, for each LIBOR Interest Period, the rate per annum offered to the Lender (at approximately 11:00 a.m. London time, on the date two Banking Days in London prior to the first day of such LIBOR Interest Period) by prime banks in the London Interbank Market for deposits of dollars for a period equal to the length of such LIBOR Interest Period and in an amount comparable to the aggregate unpaid principal amount of the LIBOR Loans which have been made (or will be made) by Bank to Borrower hereunder and are scheduled to be outstanding during such LIBOR Interest Period.

     "LIBOR Loan" shall mean all loans hereunder for which the Maker has selected an interest rate tied to LIBOR.

     "LIBOR Interest Period" shall mean, with respect to a LIBOR Loan, a period commencing:

          (i) on the borrowing date of such LIBOR Loan or pursuant to a change in the LIBOR Interest Period; or

          (ii) on the last day of the immediately preceding LIBOR Interest Period in the case of a rollover to a successive LIBOR Interest Period and ending one, two, three or six months thereafter as Borrower shall elect.

     Borrower shall have the option of specifying whether a LIBOR Interest Period commencing on any such date shall be a 30 day, 60 day, 90 day or 180 day period subject to the following provisions:

          (i) The initial LIBOR Interest Period for any LIBOR Loan shall commence on the date of such LIBOR Loan and each LIBOR Interest Period occurring thereafter for such LIBOR Loan shall commence on the day on which the next preceding LIBOR Interest Period for such LIBOR Loan expires.

          (ii) All LIBOR Interest Periods commencing on the same day shall be of the same duration and each LIBOR Interest Period for any LIBOR Loan made while any other LIBOR Loans are outstanding shall expire on the last day of the then current LIBOR Interest Period for such outstanding LIBOR Loans.

          (iii) If any LIBOR Interest Period would otherwise expire on a day which is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day; provided, however, that if any such LIBOR Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the next preceding Business Day.

          (iv) No LIBOR Interest Period shall extend beyond the final maturity date of the LIBOR Loans.

     "Consequential Loss" shall, with respect to Borrower's payment of principal of a LIBOR Loan on a day other than the last day of the LIBOR Interest Period related to such LIBOR Loan, mean any loss or expense incurred by the Bank in redepositing such principal amount including the sum of (i) the interest which, but for such payment, the Bank would have earned, in respect of such LIBOR Loan so paid, for the remainder of the LIBOR Interest Period applicable to such LIBOR Loan, reduced, if the Bank is able to redeposit such principal amount as paid for the balance of such LIBOR Interest Period, by the interest earned by the Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Bank on redepositing such principal amount.

          B. Prepayment Provision. If Borrower makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of a LIBOR Interest Period applicable to such LIBOR Loan, Borrower shall reimburse Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of the amount of a Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding as to such determination and amount. Any conversion of a LIBOR Loan to a different LIBOR Interest Option on any day other than the last day of the LIBOR Interest Period of such LIBOR Loan shall be deemed a payment subject to the provisions of this section.

     Commencing August 1, 1996, and on the first day of each calendar month thereafter until the entire principal balance of, and all accrued interest on, this note has been paid, the Borrower shall pay to the Lender all accrued but unpaid interest on the outstanding principal balance of this note. The entire outstanding principal balance of, and all accrued but unpaid interest on, this note shall be due and payable on June 29, 1997.

     All payments on this note shall be paid to the Lender or to such other person or at such other places as the Lender may designate in writing. In the event any payment of principal or interest, or both, is not paid within ten (10) days of the due date provided for herein, a late charge of the greater of $25.00 or three percent (3%) of any such payments so overdue shall be charged by the Lender. The charging or collection of any such late charge shall not be deemed a waiver of any of the Lender's rights arising thereby or hereunder, including the right to declare default.

     This note is the Revolving Credit Note referred to and governed by the terms of a Third Amended and Restated Loan Agreement dated as of June 30, 1996 (the "Loan Agreement").

     The occurrence of an Event of Default (as defined in the Loan Agreement) shall be a default under this note. Upon any default under this note and after the expiration of any applicable cure period, the holder of this note may, at its option, and without notice, declare the entire unpaid balance of, and all accrued interest on, this note to be immediately due and payable.

     Revolving Credit Loans (as defined in the Loan Agreement) may be made from time to time by the Lender to the Maker in the manner and subject to the terms and conditions set forth in the Loan Agreement. Upon granting each Revolving Credit Loan, the Lender shall record the making and amounts of all such disbursements and payments through its automated data processing equipment, and the aggregate amounts of all Loans made by the Lender and shown on the Lender's computer records, less the amount of payment of principal made by Borrower and recorded on the Lender's computer records, shall be the principal amount outstanding under the Loans, and shall be prima facie evidence of the unpaid amount of principal outstanding under this note.

     Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this note or of the Loan Agreement, or the other Borrower Documents (as defined in the Loan Agreement) or of any such holder's rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence for payment of all payments of interest and principal on this note.

     If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, Maker promises to pay to the order of the holder hereof such holder's attorney's fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this note or enforcing the holder's rights with respect to any collateral securing this note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which the collateral for this note is situated.

     This note has been delivered in, and shall be governed by and construed in accordance with the laws (including, without limitation, the conflicts of laws rules) of the Commonwealth of Kentucky.

     All parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or of the United States of America or any state thereof. The holder of this instrument may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange or release any property in which the holder has any interest securing this note with respect to any persons, (5) justifiably or otherwise, impair any collateral securing this note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.



                                  PAPA JOHN'S INTERNATIONAL, INC.


                                  BY:
                                     __________________________________

                                  TITLE:
                                        _______________________________